NextDecade and Galp Execute 1.0 MTPA LNG Sale and Purchase Agreement

HOUSTON – (BUSINESS WIRE) – December 20, 2022 – NextDecade Corporation (NextDecade) (NASDAQ: NEXT) announced today the execution of a sale and purchase agreement (SPA) with Galp Trading S.A. (Galp), for the long-term supply of liquefied natural gas (LNG) from NextDecade's Rio Grande LNG (RGLNG) export project in Brownsville, Texas.

Under the 20-year SPA, Galp will purchase 1.0 million tonnes per annum (MTPA) of LNG indexed to Henry Hub on a free-on-board basis.

"We are honored to have Galp, one of Portugal’s largest energy companies and a key player in the Iberian Peninsula, as our customer," said Matt Schatzman, NextDecade's Chairman and Chief Executive Officer. "We look forward to helping Galp, as well as other European companies and their customers, meet their energy needs by offering a lower-cost, reliable source of LNG with lower carbon-intensity."

NextDecade is currently targeting a positive Final Investment Decision (FID) on the first three trains of the RGLNG export project during the first quarter of 2023, with FIDs of its remaining trains to follow thereafter.

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About NextDecade Corporation

NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage (CCS) projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade's common stock is listed on the Nasdaq Stock Market under the symbol "NEXT." NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

IR@next-decade.com
communications@next-decade.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words "anticipate," "contemplate," "estimate," "expect," "project," “target,” "plan," "intend," "believe," "may," "might," "will," "would," "could," "should," "can have," "likely," "continue," "design," "assume," "budget," "guidance," and "forecast" and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include NextDecade’s progress in the development of its LNG liquefaction and export projects and CCS projects and the timing of that progress; the timing of achieving a final investment decision on the Rio Grande LNG terminal (the “Terminal”); reliance on third-party contractors to successfully complete the Terminal, the pipeline to supply gas to the Terminal and any CCS projects; ability to develop NCS’ business though implementation of CCS projects; ability to secure additional debt and equity financing in the future to complete the Terminal and CCS projects on commercially acceptable terms; accuracy of estimated costs for the Terminal and CCS projects; ability to achieve operational characteristics of the Terminal and CCS projects, when completed, including liquefaction capacities and amount of CO2 captured and stored, and any differences in such operational characteristics from expectations; development risks, operational hazards and regulatory approvals applicable to NextDecade's development, construction and operation activities and those of its third-party contractors and counterparties; technological innovation which may lessen NextDecade's anticipated competitive advantage or demand for its offerings; global demand for and price of LNG; availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG and CCS industries, including environmental laws and regulations that impose significant compliance costs and liabilities; scope of implementation of carbon pricing regimes aimed at reducing greenhouse gas emissions; global development and maturation of emissions reduction credit markets; adverse changes to existing or proposed carbon tax incentive regimes; global pandemics, including the 2019 novel coronavirus pandemic, the Russia-Ukraine conflict, other sources of volatility in the energy markets and their impact on NextDecade's business and operating results, including any disruptions in its operations or development of the Terminal and the health and safety of its employees, and on its customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of our securities on the Nasdaq Capital Market or another securities exchange or quotation medium; changes adversely affecting the businesses in which NextDecade is engaged; management of growth; general economic conditions; ability to generate cash; and the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Additionally, any development of the Terminal or CCS projects remains contingent upon completing required commercial agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.